Exhibit 99.1 NEWS RELEASE

February 19, 2019
Noble Midstream Partners Reports Fourth Quarter and Full Year 2018 Results
Houston, Texas - Noble Midstream Partners LP (NYSE: NBLX) (Noble Midstream or the Partnership) today reported fourth quarter and full year 2018 financial and operational results. The Partnership’s results are consolidated to include the non-controlling interests in the Partnership’s development companies (DevCos) retained by Noble Energy, Inc. (Noble Energy) as well as Greenfield Midstream, LLC’s (Greenfield Midstream) 45.6% ownership of Black Diamond Gathering, LLC (Black Diamond Gathering); however, certain results are shown as “attributable to the Partnership,” which exclude the aforementioned non-controlling interests retained by Noble Energy and Greenfield Midstream. Noble Midstream believes the results “attributable to the Partnership” provide the best representation of the ongoing operations from which the Partnership’s unitholders will benefit.
Fourth Quarter Highlights Include:

•	Net Income of $57 million, or $42 million attributable to the Partnership

•	Adjusted EBITDA¹ attributable to the Partnership of $59 million, a 23% increase over the fourth quarter of 2017

•	Declared a 20% annual increase in distribution per unit to $0.5858, with a distribution coverage ratio¹ of 1.9x

•	Set records for gross oil, gas and produced water gathering throughput. Combined gathering and sales volumes for oil, gas and produced water increased 153% from the fourth quarter of 2017

“Noble Midstream reported record operating and financial results in 2018, supporting continued 20% distribution per unit growth with a distribution coverage ratio of approximately two times. Our fourth quarter performance reinforces the strength of our core gathering business and, combined with our recent Permian Basin portfolio additions, I am confident we have a leading growth platform and are well positioned to increase unitholder value in 2019 and beyond,” stated Terry R. Gerhart, Chief Executive Officer of the general partner of Noble Midstream.

1 Adjusted EBITDA and DCF are not Generally Accepted Accounting Principles (GAAP) measures. Definitions and reconciliations of these non-GAAP measures to their most directly comparable GAAP reporting measures appear in Schedule 4 of the financial tables which follow.

Fourth Quarter 2018 Results
Gathering throughput was above guidance across all product streams while fresh water delivery volumes were at the low end of guidance.
In the gathering business, oil and gas gathering and sales volumes of 284 thousand barrels of oil equivalent per day (MBoe/d) were up 26% compared to third quarter of 2018 and were up across all DevCos. Oil and gas gathering and sales volumes were up 26% in the DJ Basin and 29% in the Delaware Basin compared to the third quarter of 2018. Produced water gathering throughput of 148 thousand barrels of water per day (MBw/d) was up across all DevCos compared to the third quarter of 2018, growing 21% sequentially.
Average fresh water delivered in the fourth quarter in the DJ Basin was 8% lower than the third quarter of 2018; the previously announced reduction in completion activity from our customers was more pronounced than anticipated at year end. The Partnership delivered water to an average of 1.5 Noble Energy completion crews, primarily in the Green River DevCo, and 1.5 third-party completion crews in the Laramie River DevCo.
Fourth quarter investment income of $5.5 million was primarily comprised of approximately $1 million from the Partnership’s minority ownership in White Cliffs Pipeline LLC and approximately $4.5 million from the Partnership’s 50% ownership in the Advantage Pipeline, L.L.C.
Net income of $57 million was in line with guidance during the quarter. Adjusted EBITDA1 was $82 million in the fourth quarter, or 15% above the third quarter 2018, while Adjusted EBITDA1 attributable to the Partnership was flat from the third quarter of 2018 at $59 million due to the shift in customer activity to DevCos with a lower ownership percentage. The gathering segment represented approximately 87% of total Adjusted EBITDA1 attributable to the Partnership for the fourth quarter.
In the fourth quarter of 2018, cash interest expense attributable to the Partnership was $5.1 million and maintenance capital expenditures attributable to the Partnership totaled $5.7 million, resulting in distributable cash flow1 attributable to the Partnership of $48 million and a distribution coverage ratio1 of 1.9x.

Blanco River DevCo
Oil and gas gathering volumes at the Blanco River DevCo of 58 MBoe/d for the fourth quarter of 2018 were up 29% compared to the third quarter of 2018. The Partnership connected 14 wells during the quarter. Average central gathering facility (CGF) availability was 99.4%.
Trinity River DevCo
Strong customer demand at the Advantage Pipeline system continued during the fourth quarter of 2018, with quarterly volumes of 131 thousand barrels of oil per day (MBbl/d), up 24% from the third quarter of 2018 and 5% above the high end of quarterly guidance. Strong throughput growth during the quarter reflects the startup of services for a new customer in November across the major producing company’s 20,000 acres in the Southern Delaware Basin.
Green River DevCo
Green River results during the fourth quarter of 2018 reflect the significant contribution of oil, gas and produced water spec gathering services for Noble Energy’s Mustang development in the DJ Basin. Despite no new well connections during the fourth quarter of 2018, the continued production ramp of the 30 wells turned online during the second and third quarter of 2018 drove average oil and gas gathering throughput to approximately 25 MBoe/d, up from 7 MBoe/d in the prior quarter. Average produced water volumes of 11 MBw/d were up 35% versus the third quarter of 2018. Fresh water deliveries at Mustang during the fourth quarter totaled 89 MBw/d, up from 50 MBw/d in the third quarter of 2018.
Laramie River DevCo
Oil and gas gathering and sales volumes during the fourth quarter of 2018 were up 32% compared to the third quarter of 2018. Black Diamond Gathering fourth quarter throughput averaged 94 MBbl/d, representing a 32% increase over the third quarter 2018 and a 71% increase since the Black Diamond Gathering acquisition close in January 2018. The Partnership connected a combined 124 wells during the quarter on Black Diamond Gathering's system and the Partnership’s wholly-owned third party gathering system for oil gathering.

Colorado River DevCo
Colorado River oil and gas gathering volumes were up 1% in the fourth quarter of 2018 compared to the third quarter of 2018, totaling 89 MBoe/d; the decline in the East Pony development area was offset by 22 new well connections in the Wells Ranch development area during the quarter. The decline in fresh water volumes during the quarter from 72 MBw/d to 14 MBw/d reflects Noble Energy’s transition to Mustang area completions.
Capital Expenditures
Capital in the fourth quarter primarily reflected spending for customer well connections in the DJ Basin and Delaware Basin. Capital in the fourth quarter of $71 million was down 10% on a sequential basis while capital attributable to the Partnership of $38 million was down 6% on a sequential basis. These gross and net capital figures for the fourth quarter include the unplanned treatment of a Black Diamond Gathering line fill expenditure as capital ($5.5 million gross, $3 million net). Gross and net capital by DevCo is as follows:

			4Q 2018 Capital Expenditures (in millions)
DevCo	Basin	NBLX Ownership	Gross	Net
Laramie River *	DJ	100%	$36	$26
Blanco River	Delaware	40%	$11	$4
Trinity River	Delaware	100%	$—	$—
Colorado River	DJ	100%	$3	$3
San Juan River	DJ	25%	$—	$—
Green River	DJ	25%	$21	$5
Total Organic Capital Expenditures			$71	$38
Acquisition Capital Expenditures			$—	$—
Total Capital Expenditures			$71	$38

*	Includes capital expenditures for Black Diamond, which is 54.4% owned by Noble Midstream.
Liquidity
As of December 31, 2018, the Partnership had $752 million of liquidity with $12 million in cash on hand and $740 million available under its $800 million unsecured revolving credit facility.
Quarterly Distribution
On January 24, 2019, the board of directors of Noble Midstream’s general partner, Noble Midstream GP LLC, declared a fourth quarter cash distribution of $0.5858 per unit, a 20% increase from the fourth quarter 2017 and

56% above the minimum quarterly cash distribution. The fourth quarter distribution was paid on February 11, 2019, to unitholders of record as of February 4, 2019.
Full Year 2018 Financial Results
Net income for the full year was $189 million, up 15% compared to 2017. Adjusted EBITDA attributable to the Partnership of $221 million was up 43% on an annual basis. During 2018, Noble Midstream benefited from an increase in well connections versus 2017, successfully integrated the Black Diamond Gathering system, and executed the busiest capital program in the Partnership's history. In addition, Noble Midstream realized significant third-party commercial success, including the commencement of third-party gathering in the Delaware Basin and a 40% increase in combined dedicated acres in the Blanco River and Laramie River DevCos. Throughput in 2018 on the Advantage Pipeline system and the Black Diamond Gathering system exceeded their respective acquisition cases. In 2018, the Partnership completed significant new growth projects, including three CGFs supporting Noble Energy’s development in the Delaware Basin, the spec gathering system for Noble Energy’s Mustang development in the DJ Basin, and the expansion of the Advantage Pipeline system’s capacity in the Permian Basin.
Conference Call
Noble Midstream will host a webcast and conference call today at 1:00 p.m. Central Time to discuss fourth quarter and full year 2018 financial and operational results as well as 2019 guidance. The live audio webcast and related presentation material is accessible on the ‘Investors’ page of the Partnership’s website at www.nblmidstream.com. Conference call numbers for participation are 877-883-0383, or 412-902-6506 for international calls. The passcode number is 9351622. A replay of the conference call will be available at the same web location following the event.

About Noble Midstream Partners
Noble Midstream is a growth-oriented Delaware master limited partnership formed by Noble Energy, to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services in the DJ Basin in Colorado and the Delaware Basin in Texas. For more information, please visit www.nblmidstream.com.

Forward Looking Statements

This news release contains certain “forward-looking statements” within the meaning of federal securities law.

Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Partnership’s current views about future events. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the Partnership's customers’ ability to meet their drilling and development plans, changes in general economic conditions, competitive conditions in the Partnership’s industry, actions taken by third-party operators, gatherers, processors and transporters, the demand for crude oil and natural gas gathering and processing services, the Partnership’s ability to successfully implement its business plan, the Partnership’s ability to complete internal growth projects on time and on budget, the ability of third parties to complete construction of pipelines in which the Partnership holds equity interests on time and on budget, the price and availability of debt and equity financing, the availability and price of crude oil and natural gas to the consumer compared to the price of alternative and competing fuels, and other risks inherent in the Partnership’s business, including those described under “Risk Factors” and “Forward-Looking Statements” in the Partnership’s most recent Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission. These reports are also available from the Partnership’s office or website, www.nblmidstream.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Midstream does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

This news release also contains certain non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Midstream’s overall financial performance. Please see the attached schedules for reconciliations of the non-GAAP financial measures used in this news release to the most directly comparable GAAP financial measures.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section
1.1446-4(b) that 100% of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate. Nominees, and not the
Partnership, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Contact:
Megan Repine
Investor Relations
(832) 639-7380
megan.repine@nblmidstream.com

Schedule 1
Noble Midstream Partners LP
Revenue and Throughput Volume Statistics
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Colorado River DevCo LP
Crude Oil Gathering Volumes (Bbl/d)	58,177	66,092	62,255	56,531
Natural Gas Gathering Volumes (MMBtu/d)	239,007	201,723	221,942	172,284
Produced Water Gathering Volumes (Bbl/d)	15,903	20,177	16,984	14,097
Fresh Water Delivery Volumes (Bbl/d)	13,531	67,486	47,012	83,856
Gathering and Fresh Water Delivery Revenues — Affiliate (in thousands)	$39,339	$48,816	$178,311	$175,258

San Juan River DevCo LP
Fresh Water Delivery Volumes (Bbl/d)	—	34,007	—	34,676
Fresh Water Delivery Revenues — Affiliate (in thousands)	$—	$8,761	$(325)	$37,590

Green River DevCo LP
Crude Oil Gathering Volumes (Bbl/d)	20,101	—	6,519	—
Natural Gas Gathering Volumes (MMBtu/d)	42,084	—	12,934	—
Produced Water Gathering Volumes (Bbl/d)	10,981	—	4,874	—
Fresh Water Delivery Volumes (Bbl/d)	88,672	—	68,312	—
Gathering and Fresh Water Delivery Revenues — Affiliate (in thousands)	$17,238	$—	$49,962	$—

Blanco River DevCo LP
Crude Oil Gathering Volumes (Bbl/d)	42,963	11,251	28,235	3,791
Natural Gas Gathering Volumes (MMBtu/d)	117,747	26,330	74,120	8,634
Produced Water Gathering Volumes (Bbl/d)	108,249	24,053	71,297	7,996
Gathering Revenues — Affiliate and Third Party (in thousands)	$19,741	$4,300	$50,728	$5,876

Laramie River DevCo LP
Crude Oil Gathering and Sales Volumes (Bbl/d)	111,995	15,806	80,450	5,333
Natural Gas Gathering Volumes (MMBtu/d)	415	—	1,091	—
Produced Water Gathering Volumes (Bbl/d)	12,727	4,510	8,045	2,338
Fresh Water Delivery Volumes (Bbl/d)	77,450	33,747	60,430	37,458
Gathering and Fresh Water Delivery Revenues — Third Party (in thousands)	$55,720	$4,858	$204,052	$14,880

Total Gathering Systems
Crude Oil Gathering and Sales Volumes (Bbl/d)	233,236	93,149	177,459	65,655
Natural Gas Gathering Volumes (MMBtu/d)	399,253	228,053	310,087	180,918
Barrels of Oil Equivalent (Boe/d)	284,422	122,387	217,214	88,850
Produced Water Gathering Volumes (Bbl/d)	147,860	48,740	101,200	24,431
Gathering Revenues (in thousands)	$113,133	$46,670	$394,117	$146,835

Total Fresh Water Delivery
Fresh Water Delivery Volumes (Bbl/d)	179,653	135,240	175,754	155,990
Fresh Water Delivery Revenues (in thousands)	$18,905	$20,065	$88,611	$86,769

Schedule 2
Noble Midstream Partners LP
Consolidated Statements of Operations
(in thousands, except per unit amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Midstream Services Revenues
Crude Oil, Natural Gas and Produced Water Gathering — Affiliate	$63,351	$44,273	$207,920	$142,864
Crude Oil, Natural Gas and Produced Water Gathering — Third Party	19,591	2,397	48,387	3,971
Fresh Water Delivery — Affiliate	12,492	17,604	69,266	75,860
Fresh Water Delivery — Third Party	6,413	2,461	19,345	10,909
Crude Oil Sales — Third Party	31,709	—	141,490	—
Other — Affiliate	996	1,338	3,976	5,677
Other — Third Party	2,101	—	5,136	—
Total Midstream Services Revenues	136,653	68,073	495,520	239,281
Costs and Expenses
Cost of Crude Oil Sales	30,538	—	136,368	—
Direct Operating	24,986	14,601	84,482	54,007
Depreciation and Amortization	19,238	4,470	65,314	12,953
General and Administrative	4,624	4,115	24,250	13,396
Other Operating Expense	1,806	—	1,806	—
Total Operating Expenses	81,192	23,186	312,220	80,356
Operating Income	55,461	44,887	183,300	158,925
Other (Income) Expense
Interest Expense, Net of Amount Capitalized	4,272	642	10,492	1,603
Investment Income	(5,464)	(1,995)	(16,289)	(6,334)
Total Other (Income) Expense	(1,192)	(1,353)	(5,797)	(4,731)
Income Before Income Taxes	56,653	46,240	189,097	163,656
Income Tax Provision	58	(13)	221	20
Net Income	56,595	46,253	188,876	163,636
Less: Net Income Attributable to Noncontrolling Interests	14,423	3,285	26,142	23,064
Net Income Attributable to Noble Midstream Partners LP	42,172	42,968	162,734	140,572
Less: Net Income Attributable to Incentive Distribution Rights	2,421	520	5,836	835
Net Income Attributable to Limited Partners	$39,751	$42,448	$156,898	$139,737

Net Income Attributable to Limited Partners Per Limited Partner Common and Subordinated Unit
Basic	$1.00	$1.16	$3.96	$4.10
Diluted	$1.00	$1.16	$3.96	$4.10

Weighted Average Limited Partner Units Outstanding — Basic
Common Units	23,688	20,676	23,686	18,192
Subordinated Units	15,903	15,903	15,903	15,903
Total Limited Partner Units	39,591	36,579	39,589	34,095

Weighted Average Limited Partner Units Outstanding — Diluted
Common Units	23,703	20,692	23,701	18,204
Subordinated Units	15,903	15,903	15,903	15,903
Total Limited Partner Units	39,606	36,595	39,604	34,107

Schedule 3
Noble Midstream Partners LP
Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and Cash Equivalents	$10,740	$18,026
Restricted Cash	951	37,505
Accounts Receivable — Affiliate	31,613	27,539
Accounts Receivable — Third Party	23,091	2,641
Crude Oil Inventory	2,200	—
Other Current Assets	2,724	389
Total Current Assets	71,319	86,100
Property, Plant and Equipment
Total Property, Plant and Equipment, Gross	1,500,609	706,039
Less: Accumulated Depreciation and Amortization	(79,357)	(44,271)
Total Property, Plant and Equipment, Net	1,421,252	661,768
Intangible Assets, Net	310,202	—
Goodwill	109,734	—
Investments	82,317	80,461
Other Noncurrent Assets	3,093	1,429
Total Assets	$1,997,917	$829,758
LIABILITIES
Current Liabilities
Accounts Payable — Affiliate	$2,778	$1,616
Accounts Payable — Third Party	92,756	109,893
Other Current Liabilities	9,217	2,876
Total Current Liabilities	104,751	114,385
Long-Term Liabilities
Long-Term Debt	559,021	85,000
Asset Retirement Obligations	17,330	10,416
Other Long-Term Liabilities	582	3,727
Total Liabilities	681,684	213,528
EQUITY
Partners’ Equity
Limited Partner
Common Units (23,759 and 23,712 units outstanding, respectively)	699,866	642,616
Subordinated Units (15,903 units outstanding)	(130,207)	(168,136)
General Partner	2,421	520
Total Partners’ Equity	572,080	475,000
Noncontrolling Interests	744,153	141,230
Total Equity	1,316,233	616,230
Total Liabilities and Equity	$1,997,917	$829,758

Schedule 4
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Non-GAAP Financial Measures
This news release, the financial tables and other supplemental information include Adjusted EBITDA, Distributable Cash Flow, and Distribution Coverage Ratio, all of which are non-GAAP measures which may be used periodically by management when discussing our financial results with investors and analysts.

We define Adjusted EBITDA as net income before income taxes, net interest expense, depreciation and amortization, transaction expenses, unit-based compensation and certain other items that we do not view as indicative of our ongoing performance. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

• our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;
• the ability of our assets to generate sufficient cash flow to make distributions to our partners;
• our ability to incur and service debt and fund capital expenditures;
• and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We define Distributable Cash Flow as Adjusted EBITDA less estimated maintenance capital expenditures and cash interest expense. Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash on a quarterly basis, and Distributable Cash Flow is one of the factors used by the board of directors of our general partner to help determine the amount of available cash that is available to our unitholders for a given period. We define Distribution Coverage Ratio as Distributable Cash Flow divided by total distributions declared. The
Distribution Coverage Ratio is used by management to illustrate our ability to make our distributions each quarter.

We believe that the presentation of Adjusted EBITDA, Distributable Cash Flow, and Distribution Coverage Ratio provide information useful to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio is net income. Adjusted EBITDA,
Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio exclude some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio as
presented herein may not be comparable to similarly titled measures of other companies

Noble Midstream does not provide guidance on the reconciling items between forecasted Net Income, forecasted Adjusted
EBITDA, forecasted Distributable Cash Flow and forecasted Distribution Coverage Ratio due to the uncertainty regarding timing and estimates of these items. Noble Midstream provides a range for the forecasts of Net Income, Adjusted EBITDA,
Distributable Cash Flow and Distribution Coverage Ratio to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted Net Income, forecasted Adjusted EBITDA, forecasted Distributable Cash Flow and forecasted Distribution Coverage Ratio. Therefore, the Partnership cannot reconcile forecasted Net Income to forecasted
Adjusted EBITDA, forecasted Distributable Cash Flow or forecasted Distribution Coverage Ratio without unreasonable effort.

In addition to Net Income, the GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net cash provided by operating activities. Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Due to the forward-looking nature of net cash provided by operating activities, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in working capital. Accordingly, Noble Midstream is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to net cash provided by operating activities. Amounts excluded from these non-GAAP measures in future periods could be significant.

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended December 31,
	2018	2017
Reconciliation from Net Income (GAAP)
Net Income (GAAP)	$56,595	$46,253
Add:
Depreciation and Amortization	19,238	4,470
Interest Expense, Net of Amount Capitalized	4,272	642
Income Tax Provision	58	(13)
Transaction and Integration Expenses	52	—
Unit-Based Compensation and Other	1,335	209
Adjusted EBITDA (Non-GAAP)	81,550	51,561
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	22,393	3,438
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	59,157	48,123
Less:
Cash Interest Paid	5,065	1,498
Maintenance Capital Expenditures	5,721	3,836
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$48,371	$42,789
Distributions (Declared)	$25,613	$19,851
Distribution Coverage Ratio (Declared)	1.9x	2.2x

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to
Adjusted EBITDA (Non-GAAP) and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended December 31,
	2018	2017
Reconciliation from Net Cash Provided by Operating Activities (GAAP)
Net Cash Provided by Operating Activities (GAAP)	$71,861	$41,871
Add:
Interest Expense, Net of Amount Capitalized	4,272	642
Changes in Operating Assets and Liabilities	9,381	8,199
Transaction and Integration Expenses	52	—
Change in Income Tax Payable	58	(13)
Other Adjustments	(4,074)	862
Adjusted EBITDA (Non-GAAP)	81,550	$51,561
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	22,393	3,438
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	59,157	48,123
Less:
Cash Interest Paid	5,065	1,498
Maintenance Capital Expenditures	5,721	3,836
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$48,371	$42,789
Distributions (Declared)	$25,613	$19,851
Distribution Coverage Ratio (Declared)	1.9x	2.2x